750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

August 14, 2025

ClearBridge Energy Midstream Opportunity Fund Inc.

One Madison Avenue, 17th Floor

New York, New York 10010

Re:   Registration Statement on Form N-2

Ladies and Gentlemen:

We have served as Maryland counsel to ClearBridge Energy Midstream Opportunity Fund Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the following securities of the Company (the “Securities”): (i) shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company; and (ii) subscription rights for shares of Common Stock (“Subscription Rights”), covered by the above-referenced Registration Statement (the “Registration Statement”), filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.  The Registration Statement and the related form of prospectus included therein, substantially in the form in which it was transmitted to the Commission under the 1933 Act and the 1940 Act;

2.  The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.  The Fifth Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4.  A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.   Resolutions (the “Resolutions”) adopted by the Board of Directors (the “Board”) of the Company relating to the filing of the Registration Statement and the registration and issuance of the Securities, certified as of the date hereof by an officer of the Company;

6.  A certificate executed by an officer of the Company, dated as of the date hereof; and

ClearBridge Energy Midstream Opportunity Fund Inc.

August 14, 2025

7.  Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.  Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.  Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.  Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.  All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.  The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws, the Registration Statement and the Resolutions; and with respect to any Subscription Rights, a Subscription Rights Certificate representing such Subscription Rights (the “Subscription Rights Certificate”) will be duly authorized by all necessary corporate action on behalf of the Company and the specific terms of such Subscription Rights will be duly established by the Board, and such Subscription Rights will be duly distributed by the Company, in accordance with the Charter, the Bylaws, the Registration Statement and the Resolutions (such approvals referred to herein as the “Corporate Proceedings”).

ClearBridge Energy Midstream Opportunity Fund Inc.

August 14, 2025

6.  Upon the issuance of any Shares, including Shares that may be issued upon the conversion or exercise of any Subscription Rights, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.  The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.  Upon the completion of all Corporate Proceedings relating to the Shares, the issuance of the Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Shares will be validly issued, fully paid and nonassessable.

3.  Upon the completion of all Corporate Proceedings relating to the Subscription Rights, the issuance of the Subscription Rights will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any federal law or the laws of any other jurisdiction. We express no opinion as to compliance with the 1940 Act or other federal securities laws, or state securities laws, including the securities laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP